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                                                                   EXHIBIT 10.26


                           First Amendment to Sublease
                                     Between
                        Saturn Electronics & Engineering
                                       And
                  MSX International Engineering Services, Inc.


This first amendment ("Amendment") to sublease dated August 20, 1999, between Saturn Electronics & Engineering, Inc., a Michigan corporation, whose address is 255 Rex Boulevard, Auburn Hills, MI 48326 ("Saturn"), and MSX INTERNATIONAL ENGINEERING SERVICES, INC., a Delaware corporation, whose address is 275 Rex Boulevard, Auburn Hills, MI 48326 ("Sublessee") is made as of the 27 day of March, 2000

Saturn and Sublessee wish to amend the sublease.

In consideration of the mutual covenants and obligations of the Amendment, the parties agree to amend the Sublease as follows:

1) Section 1 is amended to identify only Area 2 office (4600 square feet) as identified in Exhibit A as the "Leased Premises". The references to Areas 1,3,4 and 5 are deleted. Sublessee agrees to provide parking space for the sublease occupants at the 275 Rex Blvd facility if deemed necessary by Saturn.

2) Section 2 is amended to provide that the end of the Term of the Sublease is extended from 11:59 p.m. local time July 31, 2000 to 11:59 p.m. local time January 31, 2001.

3) All other terms and provisions of the Sublease remain in full force and effect and are affirmed.

In witness whereof, Saturn and Sublessee have executed this Amendment as of the day and year first above written.

Saturn:

Saturn Electronics & Engineering, Inc.

By:  Jeff Reddy
     ---------------------------
Its:  V.P. Process Engr.
     -----------------------------

MSX International Engineering Services, Inc.

By:  Fred Minturn
     --------------------------------------------
Its: Executive Vice President, CFO
     --------------------------------------------